                                                                    Exhibit 11.1

                               BEST BUY CO., INC.

                    COMPUTATION OF EARNINGS PER COMMON SHARE


                                           February 26,   February 27,   February 29,
For the three years ended:                     1994           1993           1992
                                           ------------   ------------   ------------
Earnings:

   Earnings before cumulative effect of
     change in accounting principle
     available to common shares            $41,710,000    $19,855,000    $ 9,601,000

   Cumulative effect of change in
     accounting for income taxes              (425,000)
                                           -----------    -----------    -----------
   Net earnings available to
     common shares                         $41,285,000    $19,855,000    $ 9,601,000
                                           -----------    -----------    -----------
                                           -----------    -----------    -----------
Shares:

   Weighted average common shares
     outstanding                            40,036,000     33,874,000     27,390,000

   Adjustment:
   Assumed issuance of shares purchased
     under stock option plans                1,300,000        902,000      1,458,000
                                           -----------    -----------    -----------

   Total common equivalent shares -
     Primary                                41,336,000     34,776,000     28,848,000
                                           -----------    -----------    -----------
                                           -----------    -----------    -----------

Earnings per common and common equivalent share:

   Primary:
   Earnings before cumulative effect of
     change in accounting principle              $1.01           $.33           $.57

   Cumulative effect of change in
     accounting for income taxes                  (.01)
                                                 -----          -----          -----
   Net earnings (loss)                           $1.00           $.33           $.57
                                                 -----          -----          -----
                                                 -----          -----          -----

Note: The computation of earnings per common share assuming full dilution is substantially the same as set forth above.

exh11.1

                               BEST BUY CO., INC.

                        SCHEDULE V - PROPERTY & EQUIPMENT


                                                     BALANCE AT                                                          BALANCE AT
FOR THE YEAR                                        BEGINNING OF   ADDITIONS AT                           OTHER            END OF
ENDED                       CLASSIFICATION             PERIOD         COST[1]       RETIREMENTS          CHANGES           PERIOD
- - -----                       --------------             ------         ----          -----------          -------           ------
February 26, 1994   Land and buildings              $ 45,676,000   $ 36,651,000                      $(44,667,000)[4]   $ 37,660,000
                    Property under capital leases     14,163,000      3,707,000                                           17,870,000
                    Leasehold improvements            33,222,000     23,556,000   $(1,499,000)[2]                         55,279,000
                    Furniture, fixtures, &
                    equipment                         76,806,000     50,163,000    (4,286,000)[2]                        122,683,000
                                                    ------------   ------------   -----------        ------------       ------------
                    Total                           $169,867,000   $114,077,000   $(5,785,000)       $(44,667,000)      $233,492,000
                                                    ------------   ------------   -----------        ------------       ------------
                                                    ------------   ------------   -----------        ------------       ------------
February 27, 1993   Land and buildings              $ 12,573,000   $ 33,103,000                                         $ 45,676,000
                    Property under capital leases      5,645,000      8,705,000                      $   (187,000)[3]     14,163,000
                    Leasehold improvements            19,105,000     14,777,000   $  (660,000)                            33,222,000
                    Furniture, fixtures, &
                    equipment                         50,556,000     27,011,000      (948,000)[2]         187,000 [3]     76,806,000
                                                    ------------   ------------   -----------        ------------       ------------
                    Total                           $ 87,879,000   $ 83,596,000   $(1,608,000)       $          0       $169,867,000
                                                    ------------   ------------   -----------        ------------       ------------
                                                    ------------   ------------   -----------        ------------       ------------
February 29, 1992   Land and buildings              $  6,022,000   $  6,551,000                                         $ 12,573,000
                    Property under capital leases      1,675,000      3,970,000                                            5,645,000
                    Leasehold improvements            15,432,000      3,673,000                                           19,105,000
                    Furniture, fixtures, &
                    equipment                         37,750,000     15,055,000    (2,249,000)[2]                       $ 50,556,000
                                                    ------------   ------------   -----------        ------------       ------------
                    Total                           $ 60,879,000   $ 29,249,000   $(2,249,000)       $          0       $ 87,879,000
                                                    ------------   ------------   -----------        ------------       ------------
                                                    ------------   ------------   -----------        ------------       ------------

[1] Additions due to the opening of new stores and the remodel/relocation of existing stores and in fiscal 1994 the acquisition of a corporate office and related furniture, fixtures and equipment.
[2]  Retirements due to the remodel/relocation of existing stores.
[3]  Exercised a purchase option at the end of the lease.
[4] Sale of land and building as part of a sale leaseback transaction of 17 owned stores in April, 1993.

                               BEST BUY CO., INC.

  SCHEDULE VI - ACCUMULATED DEPRECIATION & AMORTIZATION OF PROPERTY & EQUIPMENT


                                                       BALANCE AT                                               BALANCE AT
                                                       BEGINNING      ADDITIONS                      OTHER        END OF
FOR THE YEAR ENDED          CLASSIFICATION             OF PERIOD      AT COST[1]    RETIREMENTS    CHANGES[2]    PERIOD[1]
- - ------------------          --------------             ---------      -------       -----------    -------       ------
February 26, 1994   Land and buildings                $   507,000    $   213,000                   $(523,000)   $   197,000
                    Property under capital leases       2,103,000      2,327,000                                  4,430,000
                    Leasehold improvements              8,443,000      4,180,000    $(1,040,000)                 11,583,000
                    Furniture, fixtures, & equipment   32,372,000     15,638,000     (3,452,000                  44,558,000
                                                      -----------    -----------    -----------    ---------    -----------
                    Total                             $43,425,000    $22,358,000    $(4,492,000)   $(523,000)   $60,768,000
                                                      -----------    -----------    -----------    ---------    -----------
                                                      -----------    -----------    -----------    ---------    -----------

February 27, 1993   Land and buildings                $   146,000    $   361,000                                $   507,000
                    Property under capital leases       1,172,000      1,118,000                   $(187,000)     2,103,000
                    Leasehold improvements              6,112,000      2,569,000    $  (238,000)                  8,443,000
                    Furniture, fixtures, & equipment   22,199,000     10,784,000       (798,000)    (187,000)    32,372,000
                                                      -----------    -----------    -----------    ---------    -----------

                    Total                             $29,629,000    $14,832,000    $(1,036,000)   $       0    $43,425,000
                                                      -----------    -----------    -----------    ---------    -----------
                                                      -----------    -----------    -----------    ---------    -----------

February 29, 1992   Land and buildings                $    17,000    $   129,000                                $   146,000
                    Property under capital leases         544,000        628,000                                  1,172,000
                    Leasehold improvements              4,461,000      1,651,000                                  6,112,000
                    Furniture, fixtures, & equipment   16,285,000    $ 7,605,000    $(1,691,000)                 22,199,000
                                                      -----------    -----------    -----------    ---------    -----------
                    Total                             $21,307,000    $10,013,000    $(1,691,000)   $       0    $29,629,000
                                                      -----------    -----------    -----------    ---------    -----------
                                                      -----------    -----------    -----------    ---------    -----------

[1] The annual provision for depreciation has been computed principally in accordance with the following depreciable lives:
     Buildings                               35 Years
     Capital Leases/Leasehold Improvements   Shorter of the estimated useful
                                             lives or lease periods
     Furniture, Fixtures, & Equipment        3 to 10 Years

[2]  See Description of Changes in Schedule V - Property & Equipment

                               BEST BUY CO., INC.

                       SCHEDULE IX - SHORT-TERM BORROWINGS


                                                           End of
                                                           period      Maximum       Average       Weighted
                                                           weighted    amount        amount        average
                          Category of        Balance       average     outstanding   outstanding   interest rate
                          aggregate short-   at end        interest    during        during the    during the
        Period            term borrowings    of period     rate[1]     the period    period[2]     period[1,3]
- - ----------------------    ---------------    ----------    ----        -----------   ------        ------
Year ended
February 27, 1994         Bank                        0       ---      $15,800,000   $   529,000        4.4

                          Other financial
                              institutions   11,156,000       ---       76,883,000    29,271,000        --

Year ended
February 27, 1993         Bank                3,700,000       4.7       57,200,000    14,534,000        5.1

                          Other financial
                              institutions    4,871,000       ---       58,490,000    10,871,000        --

Year ended
February 29, 1992         Bank                        0       ---       27,800,000     1,197,000        9.1

                          Other financial
                              institutions    4,174,000       ---        7,845,000     4,410,000        --


[1] The Company has two inventory financing credit lines. Each financing line has a provision which gives the financing source a portion of the cash discount provided by the manufacturer. In addition, the Company has a revolving line of credit with a bank, which provided available borrowings of up to $125,000,000 during fiscal 1994.

[2] Computed by summing the average monthly balances for the year and dividing by the number of months in the year.

[3] Computed by summing the monthly interest charges and dividing by the average amount outstanding during the period.